EXHIBIT 99.1

National American University Holdings, Inc. Corporation Declares Dividend
for its Fiscal 2010 Second Quarter Ended November 30, 2009

Rapid City, South Dakota, November 30, 2009 — National American University Inc. (the “Company”) (OTCBB: CAEL) today announced the Company’s Board of Directors declared a cash dividend on all shares of the Company’s Class A Common Stock outstanding and of record as of the close of business on December 30, 2009.  This dividend will be payable on or about January 2, 2010, in the amount of $0.11 per share for each share of the Company’s common stock issuable on an as converted basis of the Class A Stock.

The Board of Directors also declared a cash dividend in the amount of $0.0275 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 30, 2009.  This dividend will be payable on or about January 2, 2010.  National American University operates on a May 31st fiscal year.

Ronald L. Shape, Ed., Chief Executive Officer of National American University, added, “We are very pleased with the recent completion of our transaction with Camden Learning Corporation and are excited to share the Company’s success with our stockholders by providing a dividend.  We continue to have the ability and intent to pursue growth opportunities, and continue to focus on delivering high-quality academic programs and services to students across the world.”

About National American University Holdings, Inc.

On November 23, 2009, Dlorah, Inc., a privately-held company doing business as National American University, and Camden Learning Corporation, a publicly-held company, completed a business combination whereby Dlorah will continue to own and operate National American University, and Camden, now known as “National American University Holdings, Inc.,” is the publicly-traded holding company of Dlorah.

Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941.  National American University opened its first campus in Rapid City, S.D., and the university has grown to 17 locations throughout the central United States.  In 1996, National American University started developing online courses through its distance learning virtual campus, and today offers students the flexibility and convenience to take classes when it fits their busy lifestyle.  Undergraduate program offerings vary from diploma, associate and bachelor’s degrees in areas ranging from accounting, allied health, athletic training, business, criminal justice, healthcare management, information technology, legal studies, organizational leadership, veterinary technology and nursing.  The university added graduate studies programs in 2000 and offers Master of Management and Master of Business Administration degrees.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding National American University’s business.  Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions.  These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition.  Specifically, forward-looking statements may include statements relating to the benefits of the transaction; the future financial performance of National American University; the ability to continue to receive Title IV funds; the growth of the market for National American University’s services; expansion plans and opportunities; consolidation in the market for National American University’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.   These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include: (1) National American University’s maintenance of Title IV eligibility and Department of Education/Higher Learning Commission accreditation; (2) success in retaining or recruiting, or changes required in, National American University’s officers, key employees or directors; (3) the potential liquidity and trading of National American University’s common stock; (4) adverse tax consequences related to National American University Foundation; (5) NAUH’s revenues and operating performance; (6) changes in overall economic conditions; (7) anticipated business development activities of National American University; (8) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and (9) other risks referenced from time to time in National American University’s filings with the SEC and those factors listed in the proxy statement filed November 10, 2009 therein under “ Risk Factors.”  National American University assumes no obligation to update the information contained in this release.

Contacts:

National American University Holdings, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com